LISBON THEATERS, Inc.

Interim Financial Statements

Six Months ended June 30, 2012 and 2011

 LISBON THEATERS, Inc.
 Index to Interim Financial Statements

Condensed balance sheets as of June 30, 2012 (Unaudited) and December 31, 2011	3

Condensed statements of operations (Unaudited) for the six months ended June 30, 2012 and 2011	4

Condensed statements of cash flows (Unaudited) for the six months ended June 30, 2012 and 2011	5

Notes to condensed financial statements (Unaudited)	6

LISBON THEATERS, Inc.
 CONDENSED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2012	2011
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$181	$232
Accounts receivable	28	60
Inventory	6	6
Total current assets	215	298
Property and equipment, net	5,225	5,413
Deferred financing costs, net	17	28
TOTAL ASSETS	$5,457	$5,739
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$168	$154
Accrued expenses	193	210
Payable to vendor for digital systems	354	354
Gift card liability	176	151
Due to affiliate	160	213
Line of credit	-	113
Notes payable, current portion	324	314
Capital lease obligations, current portion	128	121
Total current liabilities	1,503	1,630
NONCURRENT LIABILITIES
Notes payable, long term portion	3,654	3,819
Capital lease obligations, net of current portion	249	334
Deferred rent expense	310	303
TOTAL LIABILITIES	5,716	6,086
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
Common stock, no par value: 5,000 shares authorized , 5,000 shares issued and outstanding	5	5
Accumulated deficit	(264)	(352)
Total stockholder’s deficit	(259)	(347)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$5,457	$5,739

See accompanying notes to the unaudited condensed financial statements.

LISBON THEATERS, Inc.
 CONDENDSED STATEMENTS OF OPERATIONS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
(In thousands)

	Six Months Ended
	June 30,
	2012	2011
REVENUES
Admissions	$1,630	$1,269
Concessions	745	685
Other	19	40
Total revenues	2,394	1,994
COSTS AND EXPENSES
Cost of operations:
Film rent expense	859	658
Cost of concessions	134	126
Salaries and wages	212	208
Facility lease expense	244	271
Utilities and other	328	335
General and administrative expenses	77	117
Depreciation and amortization	274	269
Total costs and expenses	2,128	1,984

OPERATING INCOME	266	10
OTHER EXPENSE
Impairment of property and equipment	-	129
Interest expense	178	194
NET INCOME (LOSS)	$88	$(313)

See accompanying notes to the unaudited condensed financial statements.

LISBON THEATERS, Inc.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
(In thousands)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities
Net income (loss)	$88	$(313)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	274	269
Impairment of property and equipment	-	129
Changes in operating assets and liabilities:
Accounts receivable	32	(24)
Prepaid expenses and other assets	11	13
Accounts payable, accrued expenses, and gift card liability	22	7
Deferred rent	7	8
Net cash provided by operating activities	434	89
Cash flows from investing activities:
Purchases of property and equipment	(86)	(61)
Net cash used in investing activities	(86)	(61)
Cash flows from financing activities:
Due to affiliate	(53)	38
Payments under line of credit	(113)	-
Payments under capital lease obligations	(78)	(44)
Payments of notes payable	(155)	(145)
Net cash used in financing activities	(399)	(151)
Net change in cash and cash equivalents	(51)	(123)
Cash and cash equivalents, beginning of year	232	139
Cash and cash equivalents, end of period	$181	$16

See accompanying notes to the unaudited condensed financial statements

LISBON THEATERS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
(in thousands, except share data)

1. THE COMPANY AND BASIS OF PRESENTATION

Lisbon Theaters, Inc. (the “Company”) was incorporated on June 4, 2004 as a Connecticut Corporation, doing business as the Lisbon Cinema. The Company operates a 12-screen movie theatre located in Lisbon, Connecticut (the “Theatre”).

The accompanying unaudited condensed financial statements of the Company were prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The accompanying condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s historical financial statements and accompanying notes for the year ended December 31, 2011. In the opinion of management, all adjustments, consisting of a normal recurring nature, considered necessary for a fair presentation have been included in the unaudited condensed financial statements.  The operating results for the interim periods presented herein are not necessarily indicative of the results expected for the full year ending December 31, 2012.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, those related to film rent expense settlements, depreciation and amortization, impairments and income taxes. Actual results could differ from those estimates.

Revenue Recognition

Revenues are generated principally through admissions and concessions sales for feature films with proceeds received in cash or credit card at the Company’s point of sale terminals at the Theatre. Revenue is recognized at the point of sale. Credit card sales are normally settled in cash within approximately three business days from the point of sale, and any credit card chargebacks have been insignificant. Other operating revenues are principally from amounts earned under advertising contracts and games played in the Theatre, and are recognized as performed or earned under contractual terms. The Company also sells theatre admissions in advance of the applicable event, and sells gift cards for patrons’ future use. The Company defers the revenue from gift cards until considered redeemed. The Company estimates the gift card breakage rate based on historical redemption patterns. Unredeemed gift cards are recognized as revenue only after such a period of time indicates, based on historical experience, the likelihood of redemption is remote, and based on applicable laws and regulations, in evaluating the likelihood of redemption, the period outstanding, the level and frequency of activity, and the period of inactivity is evaluated.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At June 30, 3012 and December 31, 2011, the Company held substantially all of its cash in demand deposit accounts and cash held at the Theatre in the normal course of business.

LISBON THEATERS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
 (in thousands, except share data)

Accounts receivable

Accounts receivable represents amounts due under its agreement with third party advertising providers and for virtual print fees (“VPF”) under a master license agreement with a third party vendor. The Company reports accounts receivable net of any allowance for doubtful accounts to represent the Company’s estimate of the amount that ultimately will be realized in cash. The Company will review collectability of accounts, if any, receivable based on the aging of the accounts and historical collection trends. When the Company ultimately concludes a receivable is uncollectible, it is written off.

Inventories

Inventories consist of food and beverage concession products and related supplies. The Company states inventories on the basis of first-in, first-out method, stated at the lower of cost or market.

Property and Equipment

The Company states property and equipment at cost. Major renewals and improvements are capitalized, while maintenance and repairs that do not improve or extend the lives of the respective assets are expensed currently.
The Company records depreciation and amortization using the straight-line method over the following estimated lives:

Equipment	3 - 10 years

Furniture and fixtures	7 – 10 years

Buildings and improvements	15 - 40 years

Concentration of Credit Risk

Financial instruments that could potentially subject the Company to concentration of credit risk, if held, would be included in accounts receivable. Collateral is not required on accounts receivables. It is anticipated that in the event of default, normal collection procedures would be followed.

Fair Value of Financial Instruments

The carrying amounts of cash, cash equivalents, accounts receivable and accounts payable, approximate their fair values, due to their short term nature.

Deferred Rent Expense

The Company recognizes rent expense on a straight-line basis, after considering the effect of rent escalation provisions resulting in a level monthly rent expense the lease term.

Deferred Financing Costs

Deferred financing costs consist of unamortized debt financing costs amortized on a straight-line basis over the term of the respective debt and are included in interest expense. The straight-line basis is not materially different from the effective interest method. The amount included in interest expense was $12 in each of the six months ended June 30, 2012 and 2011, respectively.

LISBON THEATERS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
 (in thousands, except share data)

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. The Company generally evaluates assets for impairment on an individual theatre basis, which management believes is the lowest level for which there are identifiable cash flows. If the sum of the expected future cash flows, undiscounted and without interest charges is less than the carrying amount of the assets, the Company recognizes an impairment charge in the amount by which the carrying value of the assets exceeds their fair value.

The Company considers actual theatre level cash flows, future years budgeted theatre level cash flows, theatre property and equipment carrying values, the age of a recently built theatre, competitive theatres in the marketplace, the impact of recent ticket price changes, available lease renewal options and other factors considered relevant in its assessment of impairment of individual theatre assets. The fair value of assets is determined using the present value of the estimated future cash flows or the expected selling price less selling costs for assets of which the Company expects to dispose. Significant judgment is involved in estimating cash flows and fair value.

During the six months ended June 30, 2011, the Company had an impairment loss of $129 related to 35 mm equipment that was no longer in use due to the conversion to digital projection equipment and the Company not deeming 35mm having a market. There was no impairment charge for the six months ended June 30, 2012.

Film Rent Expense

The Company estimates film rent expense and related film rent payable based on management's best estimate of the ultimate settlement of the film costs with the film distributors. Generally, less than one-quarter of film rent expense is estimated at period-end, with the majority being agreed to under firm terms. The length of time until these costs are known with certainty depends on the ultimate duration of the film's theatrical run, but is typically "settled" within one to two months of a particular film's opening release. Upon settlement with the film distributors, film rent expense and the related film rent payable is adjusted to the final film settlement. The film rent expense on the statements of operations for the six months ended June 30, 2012 and 2011, was reduced by $68 and $24 respectively, related to VPFs under a master license agreement exhibitor-buyer arrangement with a third party vendor. VPFs represent a reduction in film rent paid to film distributors. Pursuant to this master license agreement, the Company purchased and owns digital projection equipment and the third party vendor, through their agreements with film distributors, will collect and remit VPFs to the Company, net of a 10% administrative fee. VPFs are generated based on initial display of titles on the digital projection equipment. VPFs collected during the six months ended June 30, 2012 and 2011, were $52 and $0, respectively.

Segments

As of June 30, 2012 and December 31, 2011, the Company managed its business under one reportable segment: theatre exhibition operations. All of the Company’s operations are located in the United States.

LISBON THEATERS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
 (in thousands, except share data)

3.	PROPERTY AND EQUIPMENT

Property and equipment, net was comprised of the following:

	June 30,	December 31,
	2012	2011
Equipment	$3,173	$3,087
Furniture and fixtures	95	95
Building and improvements	4,936	4,936
	8,204	8,118
Less: accumulated depreciation and amortization	(2,979)	(2,705)
Total property and equipment, net	$5,225	$5,413

4.	LEASES

OPERATING LEASE

The Company leases the land on which the Theatre is located under an operating lease with an initial term of 25 years. The lease provides for monthly payments subject to rent escalations during the initial lease term and at each renewal date. The lease offers three options to renew for periods of five years. The Company is reasonably assured the lease renewals will be exercised. The Company is also required to pay real property taxes and common maintenance expenses. In addition, rent includes an amount equal to a percentage of revenue generated in excess of a base amount of total revenues, as defined. Facility lease expense amounted to $244 and $240 for the six months ended June 30, 2012 and 2011, respectively.

At June 30, 2012, future minimum lease payments were as follows:

Total
2012 (remaining six months)	$150
2013	300
2014	300
2015	314
2016	319
Thereafter	9,879
Total	$11,262

CAPITAL LEASES

The Company leases certain theatre equipment under capital leases that expire through 2017. The assets are being amortized over the shorter of their lease terms or their estimated useful lives. The applicable amortization is included in depreciation and amortization expense in the accompanying financial statements. Amortization of assets under capital leases charged to expense during the six months ended June 30, 2012 and 2011 was $95 and $46, respectively.

LISBON THEATERS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
 (in thousands, except share data)

The following is a summary of property held under capital leases included in property and equipment:

	June 30,	December 31,
	2012	2011
Equipment	$697	$697
Less: accumulated depreciation and amortization	(285)	(190)
Net	$412	$507

Future maturities of capital lease payments as of June 30, 2012 for each of the next five years and in the aggregate are:

Total
2012 (remaining six months)	$76
2013	151
2014	107
2015	83
2016	24
Thereafter	22
Total minimum payments	463
Less: amount representing interest	(86)
Present value of minimum payments	377
Less: current portion	(128)
$249

5. NOTES PAYABLE

Notes payable at June 30, 2012 and December 31, 2011 consisted of the following:

June 30, 2012:
	Total	Curent Portion	Non- current portion
Mortgage loan on building	$2,878	$76	$2,802
Note payable- bank	470	218	252
Note payable- SBA	630	30	600
Net	$3,978	$324	$3,654

December 31, 2011:
	Total	Curent Portion	Non- current portion
Mortgage loan on building	$2,915	$74	$2,841
Note payable- bank	574	211	363
Note payable- SBA	644	29	615
Net	$4,133	$314	$3,819

LISBON THEATERS, INC.
NOTES TO CONDSENSED FINANCIAL STATEMENTS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
 (in thousands, except share data)

The mortgage loan on building is for the Company’s Theater building. Interest is 6.25% and 6.0% for the six months ended June 30, 2012 and 2011 and is based on the federal rate plus 2.25%. The maturity date of the mortgage loan is March 2019. The mortgage loan is collateralized by the Theatre building and related improvements, assignment of leases and rents, and all business assets of the Company. The mortgage is personally guaranteed by the shareholder and other entities in which the shareholder has ownership or is a trustee. The proceeds of the loan were used to build the Theatre.

The mortgage loan, note payable - bank, and line of credit contains certain restrictions and covenants. The Company must maintain an annual debt service coverage ratio of at least 1.25 among all the obligations, and the obligation of the shareholder and shareholder's other affiliated entities.

Note payable – bank carries an interest rate of 6.25% and 6.0% for the six months ended June 30, 2012 and 2011 and requires monthly payments sufficient to amortize the loan until maturity. The maturity date of the loan is July 2014. The note is collateralized by the business assets of the Company, as defined. The proceeds of the loan were used to purchase various items of equipment for the Theatre.

Note payable — SBA, carries an interest rate of 5.62% for the six months ended June 30, 2012 and 2011 . Monthly payments are required in amounts that are sufficient to amortize the loan until maturity. The maturity date of the loan is September 2026.

Maturities of mortgages and notes payable each of the next five years based on amounts due at June 30, 2012 are as follows:

Total
2012 (remaining six months)	$159
2013	334
2014	254
2015	123
2016	131
Thereafter	2,977
Total	$3,978

The Company has a $150 revolving line of credit with a third party financial institution, at an interest rate of 5% for the six months ended June 30, 2012 and 2011. The outstanding balance as of June 30, 2012 and December 31, 2011 was $0 and $113, respectively as it matured in March 2012. As of June 30, 2012, the line of credit was fully repaid.  Interest expense on the line of credit for the six months ended June 30, 2012 and 2011 was approximately $1 and $2, respectively. The line of credit was collateralized by business assets of the company, as defined.

6. INCOME TAXES

In July 2006, the FASB issued ASC 740-10, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740-10 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. ASC 740-10 became effective as of January 1, 2007 and had no impact on the Company’s financial statements. The Company has filed income tax returns in the United States and Connecticut. All tax years prior to 2008 are closed by expiration of the statute of limitations. The years ended December 31, 2008 through the current period are open for examination.  If the Company did incur any uncertain tax positions for the years the Company was a Subchapter S Corporation, the liability would be the responsibility of the shareholders of the Company.

LISBON THEATERS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
 (in thousands, except share data)

7.	COMMITMENTS AND CONTINGENCIES

Management believes that it is in substantial compliance with all relevant laws and regulations that apply to the Company, and is not aware of any current, pending or threatened litigation that could materially impact the Company.

All of the Company’s current operations are located in Connecticut, with the customer base being public attendance. The Company’s main suppliers are the major movie studios, primarily located in the greater Los Angeles area. Any events impacting the region the Company operates in, or impacting the movie studios, who supply movies to the Company, could significantly impact the Company’s financial condition and results of operations.

The Company has a license agreement with another vendor to license motion activated theatre seats. The license period is 7 years through October 2017 and the Company pays the vendor a portion of the admissions ticket premium price during the license period.

8.	STOCKHOLDER’S EQUITY

Capital Stock

As of June 30, 2012 and December 31, 2011, the Company's authorized capital stock consisted of 5,000 shares of common stock. As of June 30, 2012 and December 31, 2011, 5,000 shares were issued and outstanding. All of the shares were held by one individual.

9.	RELATED PARTY TRANSACTIONS

The Company has a payable of $160 and $213 at June 30, 2012 and December 31, 2011, respectively, to an entity affiliated with the Company’s shareholder. The affiliated entity is a standalone theatre operation in which the shareholder has a 50% ownership interest. The Company does not have any equity ownership interest in this entity and does not have any ability over this entity’s operations. There are no interest or repayment terms.

The Company has a guarantee and cross default agreement related to obligations for the shareholder and the shareholder’s other affiliated entities. The amount of obligations under guarantee was approximately $3,100 and $3,200 as of June 30, 2012 and December 31, 2011, respectively. The obligations of the shareholder and the shareholder’s affiliated entities have been funded through operations and other sources. The Company does not have any obligation under this guarantee as of June 30, 2012 and December 31, 2011.

LISBON THEATERS, INC.
NOTES TO CONDSENSED FINANCIAL STATEMENTS (UNAUDITED)
For the six months ended June 30, 2012 and 2011
 (in thousands except share data)

10.	SUPPLEMENTAL CASHFLOW DISCLOSURE

	Six Months Ended
	June 30,
	2012	2011
Interest paid	$151	$181

11.	SUBSEQUENT EVENT

On July 9, 2012, the Company and Digital Cinema Destinations Corp. (“Digiplex”), an operator of movie theatres headquartered in New Jersey, signed a new Asset Purchase Agreement (“APA”) for the proposed purchase of the theatre. The new APA replaces a previously terminated version (originally dated February 13, 2012) and incorporated the provisions of the prior agreement with several new provisions, including an acquisition closing date on or before September 15, 2012 and a non-refundable payment of $50 to the Company to be applied to the purchase price at closing. Digiplex’s obligation to purchase the theatre was subject to its securing adequate financing.  On September 12, 2012, Digiplex and the Company agreed to extend the closing date to a date not later than September 30, 2012.

On September 29, 2012, the sale of the theatre to Digiplex was completed, for a total cash purchase price of $6,000. Additionally, the Company is entitled to additional purchase price in the form of an earn-out one year from the closing date, if the theatre’s cash flow (as defined) exceeds $1,090. Digiplex acquired certain assets and assumed certain liabilities of the Company.